                                                                       EX-99.B11



               Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 44 to the Registration Statement (Form N-1A) (No. 2-75526) of Delaware Group Limited-Term Government Funds, Inc. of our report dated February 18, 1997, included in the 1996 Annual Report to Shareholders of Delaware Group Limited-Term Government Funds, Inc. - Limited-Term Government Fund.


Philadelphia, Pennsylvania                    /s/ Ernst & Young LLP
February 24, 1997

               Consent of Ernst & Young LLP, Independent Auditors



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 44 to the Registration Statement (Form N-1A) (No. 2-75526) of Delaware Group Limited-Term Government Funds, Inc. of our report dated February 12, 1997, included in the 1996 Annual Report to Shareholders of Delaware Group Limited-Term Government Funds, Inc. - U. S. Government Money Fund.





Philadelphia, Pennsylvania                    /s/ Ernst & Young LLP
February 24, 1997

                                                         Ex-99.B11

                        [Ernst & Young Letterhead]


To the Shareholders and Board of Directors
Delaware Group Limited-Term Government Funds, Inc. - Limited Term Government
        Fund

We have audited the accompanying statements of net assets of Delaware Group Limited-Term Government Funds, Inc. - Limited-Term Government Fund (the "Fund") as of December 31, 1996, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Delaware Group Limited-Term Government Funds, Inc. - Limited-Term Government Fund at December 31, 1996, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein, in conformity with generally accepted accounting principles.

                                        /s/Ernst & Young LLP

February 18, 1997

                                                         Ex-99.B11


                        [Ernst & Young Letterhead]

To the Shareholders and Board of Directors
Delaware Group Limited-Term Government Funds, Inc. - U.S. Government Money Fund

We have audited the accompanying statement of net assets of Delaware Group Limited-Term Government Funds, Inc. - U.S. Government Money Fund (the "Fund") as of December 31, 1996, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures includes confirmation of securities owned as of December, 31, 1996, by correspondence with the Fund's custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Delaware Group Limited-Term Government Funds, Inc. - U.S. Government Money Fund at December 31, 1996, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended in conformity with generally accepted accounting principles.


                                        /s/ Ernst & Young LLP

February 12, 1997